SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Bentley Pharmaceuticals, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Florida                                                    59-1513162
       -------                                                    ----------
(State of Incorporation                                       (I.R.S. Employer
   or Organization)                                          Identification No.)


 4830 West Kennedy Boulevard, One Urban Centre, Suite 548, Tampa, Florida 33609
 ------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)

If this Form relates to the If this Form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A.(c) please to General Instruction A.(d), please
check the following box.[X]               check the following box.[_]          ]

Securities  Act  Registration  Statement File Number to which this Form relates:
33-65125

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class               Name of Each Exchange on Which
to be so Registered               Each Class is to be Registered

Class B Redeemable Warrants       American Stock Exchange/Pacific Exchange, Inc.
---------------------------       ----------------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.     Description of Registrant's Securities to be Registered.

            Information required by this Item 1 relating to the Registrant's Class B Redeemable Warrants, is incorporated by reference to Post-effective Amendment No. 1 on Form S-3 to the Registrant's Registration Statement on Form S-1 (File No. 33-65125) that was filed with the Securities and Exchange Commission on May 19, 1997, under the section captioned "Description of Securities," on pages 22-23 of the prospectus contained therein.

Item 2.     Exhibits.

3.1 Articles of Incorporation of the Registrant, as amended and restated. (Reference is made to Exhibit 3.1 to Amendment No.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)


3.2 Articles of Amendment of the Amended and Restated Articles of Incorporation of the Registrant. (Reference is made to Exhibit 3.1 to the Registrant's Post-Effective Amendment No.1 on Form S-3 to Form S-1 Registration Statement, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)

3.3 By-Laws of the Registrant, as amended and restated. (Reference is made to Exhibit 3.2 to the Registrant's Form 10-K filed June 30, 1989, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)

3.4 Amendment to By-Laws of the Registrant. (Reference is made to Exhibit 3.2(a) to the Registrant's Amendment No. 1 on Form S-3 to Form S-1 Registration Statement, Commission File No. 33-35941, which exhibit is incorporated herein by reference.)

4.28 Indenture relating to the Registrant's $1,000 Principal Amount 12% Senior Convertible Subordinated Debentures due February 13, 2006 (with the Form of Debenture attached thereto as Exhibit A.) (Reference is made to Exhibit 4.28 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)

4.29        Warrant  Agreement,  including  form of Class A and Class B Warrant.
            (Reference is made to Exhibit 4.29 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)

4.30 Underwriter Warrant. (Reference is made to Exhibit 4.30 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)



                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   BENTLEY PHARMACEUTICALS, INC.


Date: March 11, 1998                               By: /s/ Michael D. Price
                                                       -------------------------
                                                       Michael D. Price
                                                       Vice President and Chief
                                                        Financial Officer



                                       -3-